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                                                                    EXHIBIT 10.2

July 6, 2000


Dr. Larry Blatt
RPI
2950 Wilderness Place
Boulder, CO 80301

Dear Larry:

     This letter is intended to confirm the modified terms of employment offered to you by Ribozyme Pharmaceuticals, Inc. ("RPI"), and acknowledge your acceptance of employment on the terms detailed below.

Position:                     Vice President of Research and Corporate Officer

Effective date:               August 1, 2000

Base Salary:                  $174,000/year

Cash Bonus:                   Up to 20% of base salary; based on achievement of
                              mutually agreed goals

Reporting to:                 Vice President Research and Development

Equity Participation:         Additional grant of options on 35,000 shares of
                              RPI common stock from the shares reserved under a stock option pool; exercise price at market closing price on August 1, 2000; (half will vest over 5 years; half vest on achievement of mutually agreed performance goals)

Offer Expiration:             This offer will expire on July 15, 2000, if not
                              accepted.

     All other terms and benefits will continue per RPI's existing benefits programs.

     Congratulations on your significant accomplishments and promotion, and we are very excited about the prospect of many important contributions to RPI in the years to come.

                                              Sincerely,

                                              /s/ Ralph E. Christoffersen

                                              Ralph E. Christoffersen, PhD
                                              CEO and President
RECa

Agreed and accepted:
Date: July 6, 2000

Signature: /s/ Dr. Lawrence Blatt
Name: Larry Blatt, Dr. P. H.

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